THE CHEFS' WAREHOUSE, INC. 8-K/A
Exhibit 23.1

Consent of Independent Auditors

The Chefs’ Warehouse, Inc.
Ridgefield, Connecticut

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Statement No. 333-175974), the Registration Statement on Form S-3 (Registration Statement No. 333-187348) and the Registration Statement on Form S-4 (Registration Statement No. 333-187349) of The Chefs’ Warehouse, Inc. of our report dated November 7, 2017, relating to the consolidated financial statements of Fells Point Wholesale Meat, Inc. as of December 31, 2016, which appear in this Form 8K/A.

/s/BDO USA, LLP

Stamford, Connecticut
November 7, 2017